Exhibit (11)

August 29, 2025

BlackRock MuniHoldings Fund, Inc.

100 Bellevue Parkway

Wilmington, Delaware 19809

Ladies and Gentlemen:

We have acted as special Maryland counsel to BlackRock MuniHoldings Fund, Inc., a Maryland corporation (the “Company”), in connection with the Company’s Registration Statement on Form N-14 (File No. 333- 288716) (together with all amendments through the date hereof, the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), which relates to the registration of shares (the “Shares”) of the Company’s common stock, par value $0.10 per share (“Common Stock”), to be issued pursuant to (i) an Agreement and Plan of Reorganization between the Company and BlackRock MuniHoldings Quality Fund II, Inc. (the “MUE Agreement”), (ii) an Agreement and Plan of Reorganization between the Company and BlackRock Municipal Income Trust (the “BFK Agreement”), (iii) an Agreement and Plan of Reorganization between the Company and BlackRock Municipal Income Quality Trust (the “BYM Agreement”), and (iv) an Agreement and Plan of Reorganization between the Company and BlackRock Municipal Income Trust II (together with the MUE Agreement, the BFK Agreement, and the BYM Agreement, the “Agreements”).

We have examined the Registration Statement (exclusive of the documents incorporated by reference therein or otherwise deemed to be part thereof or included therein other than the Agreements and the Company’s governing documents) and such corporate records, certificates, and documents as we deemed necessary for the purpose of this opinion. We have relied as to certain factual matters on information obtained from public officials and officers of the Company. Based on that examination, we advise you that in our opinion the Shares, when issued under the circumstances contemplated in the Registration Statement and the Agreements, will be legally issued, fully paid, and non-assessable.

In expressing the opinion set forth herein, we have assumed that (i) all documents submitted to us as originals are authentic, (ii) all documents submitted to us as copies conform with the originals of those documents, (iii) all signatures on all documents submitted to us for examination are genuine (whether manual, electronic or otherwise) and, to the extent that a signature on a document is manifested by electronic or similar means, such signature has been executed or adopted by a signatory with an intent to authenticate and sign the document, (iv) all natural persons who executed any of the documents that were reviewed by us had legal capacity at the time of such execution, (v) all public records reviewed by us or on our behalf are accurate and complete, and (vi) at the time of issuance of any of the Shares, (A) the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common

Stock that the Company is then authorized to issue under its charter, (B) the Company will be in good standing under the laws of the State of Maryland, and (C) none of the governing documents of the Company will have been amended so as to cause such issuance of the Shares to conflict with or violate any provisions of the governing documents of the Company.

We express no opinion with respect to the laws of, or the effect or applicability of the laws of, any jurisdiction other than, and our opinion expressed herein is limited to, the laws of the State of Maryland, except that we express no opinion with respect to the “blue sky” or other securities laws or regulations of the State of Maryland or any other jurisdiction. The opinion expressed herein is limited to the matters expressly set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the use of our name and the discussion of this opinion under the heading “Legal Matters” in the Joint Proxy Statement/Prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

Miles & Stockbridge P.C.

By: /s/ Emily A. Higgs
Principal